Exhibit 99.1

Clever Leaves Closes $25 Million Financing from SunStream

-	Financing Strengthens the Company’s Liquidity Position and Provides Greater Flexibility to Pursue Growth Opportunities
-	Repayment of 2022 Convertible Notes Generates Over $3 Million of Savings

NEW YORK, N.Y., July 19, 2021 – Clever Leaves Holdings Inc. (Nasdaq: CLVR) (“Clever Leaves” or the “Company”), a multinational operator and licensed producer of pharmaceutical-grade cannabinoids, today announces the closing of a $25.0 million financing from Catalina LP (“SunStream”), an affiliate of SunStream Bancorp Inc., a joint venture initiative sponsored by Sundial Growers Inc. (Nasdaq: SNDL), and the repayment of the outstanding principal amount of the secured convertible notes due March 30, 2022 (the “2022 Convertible Notes”).

SunStream’s $25 Million Infusion of Capital

Clever Leaves issued a secured convertible note (the “Convertible Note”) to SunStream with an interest rate of 5.0% per annum (subject to increase in the event of certain events of default) and a three-year maturity. Interest on the Convertible Note is payable on a quarterly basis, either in cash or by increasing the principal amount on the Convertible Note, at the Company’s election.

Subject to certain limitations, SunStream may convert the principal and accrued interest on the Convertible Note into Clever Leaves’ common shares, without par value, at a price of $13.50 per share. Under this conversion feature, up to $12.5 million in aggregate principal on the Convertible Note may be converted within one year of issuance, subject to certain additional limitations.

Each of Clever Leaves and SunStream may elect to convert, subject to certain limitations, and in increments the outstanding principal and accrued interest on the Convertible Note into common shares, at a price per share equal to the greater of an 8.0% discount to the closing price per share on the applicable redemption date or a floor conversion price. Subject to certain additional limitations, no more than $12.5 million in aggregate principal on the Convertible Note may be converted within one year of issuance. Subject to certain limitations, the holder of the note may elect to receive cash repayment of principal and accrued interest on the Convertible Note. The obligations of the Company under the Convertible Note are guaranteed by certain of the Company’s subsidiaries. The Company also agreed to register with the SEC for resale all common shares issued or issuable with respect to the Convertible Note.

Repayment of 2022 Convertible Notes: Over $3 Million in Principal Reduction and Interest Savings

On July 19, 2021, Clever Leaves fully repaid its 2022 Convertible Notes, and the 2022 Convertible Notes were discharged. The aggregate amount paid represented the sum of 90.0% of the aggregate $27.8 million outstanding principal amount owing under the 2022 Convertible Notes, accrued interest through July 19, 2021, and legal fees.

“We are always looking at ways to optimize our financing arrangements, and we are grateful to receive this support from SunStream, which is a testament to the strength of our industry relationships and value proposition. Further, this financing meaningfully strengthens our balance sheet and reflects our commitment to opportunistically pursue value creation opportunities for our shareholders,” said Kyle Detwiler, CEO of Clever Leaves. “This financing immediately adds value to our shareholders by reducing existing indebtedness, reducing pro forma cash interest expense, and improving our liquidity with which to finance our growth. The combination of the SunStream Convertible Note and the repayment of the 2022 Convertible Notes created approximately $2.8 million of value through the discounted repayment, as well as cash interest savings of approximately $0.6 million through the previous maturity of the 2022 Convertible Notes or approximately $1.0 million per year when comparing the pro forma annual run rate cash interest costs. With this financing, we expect to have greater flexibility to pursue new strategic growth opportunities, including new partnerships and acquisitions. We remain dedicated to being disciplined stewards of capital, and we look forward to further developing our partnership with SunStream over time.”

Further detail on the terms, limitations, and features of the Convertible Note and the transactions described in the press release can be found in the accompanying Current Report on Form 8-K to be filed in conjunction with this release.

About Clever Leaves Holdings Inc.

Clever Leaves is a multinational cannabis company with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community. Clever Leaves has received multiple international certifications that have enabled it to increase its export and sales capacity from its Colombian operations, including European Union Good Manufacturing Practices (EU GMP) Certification, a Good Manufacturing Practices (GMP) Certification by Colombia National Food and Drug Surveillance Institute - Invima, and Good Agricultural and Collecting Practices (GACP) Certification. Clever Leaves was granted a license in Portugal from Infarmed – the Portuguese health authority – which allows Clever Leaves to cultivate, import and export dry flower for medicinal and research purposes. In addition, the Portuguese operation was granted certification of compliance with GACP and IMC-GAP.

For more information, please visit https://cleverleaves.com/en/home/ and follow us on LinkedIn.

Forward-Looking Statements

This press release includes certain forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Important factors that may affect actual results or cause them to differ materially from the Company’s expectations include, but are not limited to: (i) expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves will become profitable; (ii) Clever Leaves’ ability to execute its business plans and operating strategy and to receive regulatory approvals; (iii) Clever Leaves’ ability to capitalize on expected market opportunities, including the timing and extent to which cannabis is legalized in various jurisdictions; (iv) global economic and business conditions, including in the industries in which we compete; (v) geopolitical events, natural disasters, acts of God and pandemics, including the economic and operational disruptions and other effects of COVID-19, such as travel restrictions, disruptions to physical shipments, outright bans on imported products, delays in issuing licenses and permits, delays in hiring necessary personnel to carry out sales, interruptions to cultivation and other tasks, and financial pressures upon Clever Leaves and its customers; (vi) regulatory developments in key markets for the company's products, including international regulatory agency coordination and increased quality standards imposed by certain health regulatory agencies, failure to otherwise comply with laws and regulations; (vii) uncertainty with respect to the requirements applicable to certain cannabis products as well the permissibility of sample shipments, and other risks and uncertainties; (viii) consumer, legislative, and regulatory sentiment or perception regarding Clever Leaves’ products; (ix) lack of regulatory approval and market acceptance of Clever Leaves’ new products; (x) the extent to which Clever Leaves’ is able to monetize its existing THC market quota within Colombia; (xi) demand for Clever Leaves’ products and Clever Leaves’ ability to meet demand for its products and negotiate agreements with existing and new customers; (xii) development of product enhancements and formulations with commercial value and appeal; (xiii) product liability claims exposure; (xiv) lack of a history and experience operating a business on a large scale and across multiple jurisdictions; (xv) limited experience operating as a public company; (xvi) changes in currency exchange rates and interest rates; (xvii) weather and agricultural conditions and their impact on the Company’s cultivation and construction plans, (xviii) Clever Leaves’ ability to hire and retain skilled personnel in the jurisdictions where it operates; (xix) Clever Leaves’ rapid growth, including growth in personnel; (xx) Clever Leaves’ ability to remediate any material weakness in its internal control cover financial reporting and to develop and maintain effective internal and disclosure controls; (xxi) potential litigation; (xxiii) access to additional financing on acceptable terms, or at all; and (xxiv) completion of our construction initiatives and other capital expenditures on time and on budget. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Clever Leaves’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Clever Leaves Investor Inquiries:

Cody Slach and Jackie Keshner

Gateway Investor Relations

+1-949-574-3860

CLVR@gatewayir.com

Clever Leaves Press Contacts:

McKenna Miller

KCSA Strategic Communications

+1-347-487-6197

mmiller@kcsa.com

Diana Sigüenza

Strategic Communications Director

+57-310-236-8830

diana.siguenza@cleverleaves.com

Clever Leaves Commercial Inquiries:

Andrew Miller

Vice President Sales - EMEA, North America, and Asia-Pacific

+1-416-817-1336

andrew.miller@cleverleaves.com

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